EXHIBIT 99.1

                                [LIFEPOINT LOGO]


FOR IMMEDIATE RELEASE

            LIFEPOINT, INC. RELEASES FINANCIAL RESULTS FOR THE SECOND
                        QUARTER ENDED SEPTEMBER 30, 2004

ONTARIO, CALIFORNIA - November 15, 2004- LifePoint, Inc. (AMEX: LFP), a provider of non-invasive drug diagnostic technologies and solutions, announced financial results for the second quarter ended September 30, 2004. Net loss applicable to common shareholders for the second quarter ended September 30, 2004 was $2,032,902 million, or $0.02 per share, compared to a net loss of $7,266,137, or $0.19 per share, for the second quarter ended September 30, 2003.

The Company recognized $76,068 in revenues during the second quarter ended September 30, 2004 that reflected payments made on previous shipments of the Company's products. The net loss for the second quarter ended September 30, 2004 was $1,897,943, or $0.02 per share, compared to a net loss of $381,637, or $0.01 per share, for the second quarter ended September 30, 2003. During the second quarter ended September 30, 2003, the Company was in the middle of an employee furlough related to the loss of its critical funding, which was the main factor for the lower operating expenses incurred during such quarter. Also, included in the second quarter 2003 net loss applicable to common stockholders was a non-recurring charge of $6,501,649, which represented a beneficial conversion feature value in excess of the calculated value of the preferred stock due to the increase of the Common Stock price between the first and second close of the Company's Series D Convertible Preferred financing.

"We are pleased to report continued progress on both our sales initiatives and our manufacturing capabilities," stated Linda H. Masterson, President and CEO of LifePoint. "The international law enforcement market remains a primary focus for LifePoint, and we are now participating in eight major studies worldwide. The preliminary data from these studies continues to be favorable, and each study represents a substantial business opportunity for LifePoint. We have continued to expand our overseas distribution, adding three major distributors during the last two months. Domestically, we have continued our focus on capitalizing on a strong endorsement from a well-respected mentor drug court. Within the last two months our small initial sales group has been able to move 33 potential accounts well into the sales process, and we expect to close on a number of these accounts before the end of this year. Additionally, we have recently more than doubled our sales group to continue to take advantage of this opportunity."
                                   --- MORE---
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LifePoint will host a conference call today at 4:30 PM EDT, (1:30 PM PDT) to discuss the financial results for the second quarter ended September 30, 2004 and to update participants on LifePoint, Inc. To participate, please dial 1-800-299-9086 (DOMESTIC), PASSCODE 64765249 AND 1-617-786-2903 (INTERNATIONAL)
or listen via web cast at www.LifePointInc.com .

                                                   LIFEPOINT, INC.

                                               STATEMENTS OF OPERATIONS


                                                           (UNAUDITED)
                                                             FOR THE                             FOR THE
                                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                            SEPTEMBER 30                       SEPTEMBER 30
                                                  -------------------------------     -------------------------------
                                                      2004               2003              2004              2003
                                                  -------------     -------------     -------------     -------------
Revenues                                          $     76,068      $    (18,500)     $     76,068      $    (18,500)

Costs and expenses:
  Cost of goods sold                                   772,718                --         1,592,835                --
  Research and development                             582,713           818,339         1,181,723         1,524,166
  Selling and marketing                                338,102           139,565           695,519           246,478
  General and administrative                           480,104           104,106           889,615         1,041,347

                                                  -------------     -------------     -------------     -------------
    Total costs and expenses from operations         2,173,637         1,062,010         4,359,692         2,811,991
                                                  -------------     -------------     -------------     -------------
Loss from operations                                (2,097,569)       (1,080,510)       (4,283,624)       (2,830,491)

Interest income                                            319             3,297             4,087             5,096
Interest expense                                          (742)          (28,037)           (1,931)         (312,172)
Discount on settlement of trade payables               200,049           723,613           200,049           723,613
                                                  -------------     -------------     -------------     -------------

   Total other income (expense)                        199,626           698,873           202,205           416,537
                                                  -------------     -------------     -------------     -------------

Net loss                                            (1,897,943)         (381,637)       (4,081,419)       (2,413,954)

Less preferred dividends                               134,959         6,884,500           270,039         7,220,896
                                                  -------------     -------------     -------------     -------------

Loss applicable to common shareholders            $ (2,032,902)     $ (7,266,137)     $ (4,351,458)     $ (9,634,850)
                                                  =============     =============     =============     =============

Loss applicable to common shareholders
  per common share:
  Weighted average common shares
    outstanding - basic and assuming dilution       95,669,131        38,027,320        78,254,200        37,633,414
                                                  =============     =============     =============     =============

Basic and diluted net loss per share
  applicable to common shareholders               $      (0.02)     $      (0.19)     $      (0.06)     $      (0.26)
                                                  =============     =============     =============     =============

                                                     --- MORE---
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
                                               LIFEPOINT, INC.
                                               BALANCE SHEETS

                                                                            SEPTEMBER 30,       MARCH 31,
                                                                                2004              2004
                                                                            -------------     -------------
                                                                             (unaudited)        (audited)

Current assets:
  Cash and cash equivalents                                                 $    694,285      $  3,710,761
  Accounts receivable                                                             30,553            65,650
  Inventory, net of allowance for excess inventory $1,354,591
    at September 30, 2004 and $1,096,571 at March 31, 2004                     2,601,525         2,309,343
  Prepaid expenses and other current assets                                      115,500           245,918
                                                                            -------------     -------------
          Total current assets                                                 3,441,863         6,331,672

Property and equipment, net                                                    1,536,209         1,881,826

Patents and other assets, net                                                    663,601           595,673
                                                                            -------------     -------------
                                                                            $  5,641,673      $  8,809,171
                                                                            =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                          $    684,535      $    976,581
  Accrued expenses                                                               664,558         1,030,848
  Notes payable -short-term vendors                                              140,094           134,356
  Note payable -bank                                                              53,550           160,650
  Capital lease - short-term                                                       5,667                --
                                                                            -------------     -------------
          Total current liabilities                                            1,548,404         2,302,435
  Long-term liabilities                                                           46,856           151,734
                                                                            -------------     -------------
Total liabilities                                                              1,595,260         2,454,169
Commitments and contingencies (Note 6)
Stockholders' equity:
  Preferred Stock,  Series C 10% Cumulative Convertible, $.001
    par value, 600,000 shares authorized, 0 and 377,434 outstanding
    at September 30, 2004 and March 31, 2004, respectively                            --               377
  Preferred Stock,  Series D 6% Cumulative Convertible, $.001
    par value, 15,000 shares authorized, 9,022 and 9,584 outstanding at
    September 30, 2004 and March 31, 2004, respectively                                9                 9
  Common Stock, $.001 par value; 350,000,000 shares authorized,
    96,231,196 and 57,037,597 shares issued and outstanding
    at September 30, 2004 and March 31, 2004, respectively                        96,231            57,039

  Additional paid-in capital                                                  80,966,268        78,231,867
  Dividends payable in common stock                                              624,499         1,354,847
  Accumulated deficit                                                        (77,640,594)      (73,289,137)
                                                                            -------------     -------------
           Total stockholders' equity                                          4,046,413         6,355,002
                                                                            -------------     -------------
Total liabilities and stockholders' equity                                  $  5,641,673      $  8,809,171
                                                                            =============     =============

** On November 15, 2004, LifePoint closed on a convertible debt financing for up to $1 million

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ABOUT LIFEPOINT, INC

LifePoint, Inc., a provider of non-invasive drug diagnostic technologies and solutions, has developed, manufactures and markets the IMPACT TEST SYSTEM - a rapid diagnostic testing, screening and drug monitoring device for use in the workplace, ambulances, pharmacies, law enforcement and home healthcare markets. LifePoint's patented and proprietary technologies for the use of saliva as a non-invasive, blood-comparable test specimen, used in conjunction with the flow immunosensor technology licensed from the United States Navy, has allowed LifePoint to develop a broadly applicable, rapid, on-site diagnostic test system. The first product simultaneously detects drugs of abuse and alcohol, and the initial three target markets - law enforcement, industrial workplace and medical emergency room - are estimated to be over $1.6 billion worldwide.

This press release contains forward-looking statements regarding future events and the future performance of LifePoint, Inc. that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, potential need for additional financing, FDA 510(k) clearance in medical markets, dependence on third parties for certain marketing efforts, and market acceptance. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

LIFEPOINT(R) and IMPACT(R) are trademarks of LifePoint, Inc.

CONTACTS:                                     INVESTORS:
LifePoint, Inc.                               John Nesbett/Jane Lin
Linda H. Masterson, CEO & President           The Investor Relations Group, Inc.
(909) 418-3000 x 400                          (212) 825-3210
e-mail: LifePoint@LFPT.com
Web site: www.LifePointInc.com

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